Bandag, Incorporated

                                                                      EXHIBIT 21
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SUBSIDIARIES OF REGISTRANT


         The Company has the following subsidiaries including significant subsidiaries as defined in Regulation S-X, each incorporated in the jurisdiction stated opposite its name. All of the following subsidiaries are 100% owned by the Company. The Company has additional subsidiaries, which, if considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" as such term is defined in Regulation S-X.

Name of Subsidiary                                 Jurisdiction of Incorporation
------------------                                 -----------------------------

Bandag A.G. .......................................................Switzerland
Bandag Canada Ltd. .....................................................Canada
Bandag Europe N.V. ....................................................Belgium
Bandag Licensing Corporation.  ...........................................Iowa
Bandag Incorporated of S.A. (Proprietary) Limited ................South Africa
Bandag do Brasil Ltda ..................................................Brazil
Bandag B.V. .......................................................Netherlands
Bandag de Mexico, S.A. de C.V. .........................................Mexico
BTC, Inc. ............................................................Delaware
Quality Design Systems, Inc...............................................Iowa
Tire Distribution Systems, Inc. ......................................Delaware
Tire Management Solutions, Inc. ..........................................Iowa


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